Exhibit 8.1

List of Subsidiaries and Consolidated Entities of KongZhong Corporation, as of April 24, 2009

Name of the Subsidiaries	State or Jurisdiction of Incorporation
Anjian Xingye Technology (Beijing) Co., Ltd.	People’s Republic of China
Beijing AirInbox Information Technologies Co., Ltd.	People’s Republic of China
Beijing Boya Wuji Technologies Co., Ltd.	People’s Republic of China
Beijing Chengxitong Information Technology Co., Ltd.	People’s Republic of China
Beijing Shiyuan Leya Culture Communication Co., Ltd.	People’s Republic of China
Beijing Wireless Interactive Network Technologies Co., Ltd.	People’s Republic of China
Beijing Xinrui Network Technology Co., Ltd.	People’s Republic of China
KongZhong China Co., Ltd.	People’s Republic of China
KongZhong Information Technologies (Beijing) Co., Ltd.	People’s Republic of China
Monkey King Search Corporation	Cayman Islands
Shanghai Mailifang Communications Ltd.	People’s Republic of China
Sigma Interactive Inc.	British Virgin Islands
Tianjin Mammoth Technology Co., Ltd.	People’s Republic of China
Wukong Shentong Search Co., Ltd.	People’s Republic of China